SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    QNB CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[QNB CORP. LOGO]                                               Proxy Statement
                                                               April 3, 1998

[QNB CORP. LOGO]

                                                                   P.O. Box 9005
                                                       Quakertown, PA 18951-9005
                                                               TEL (215)538-5600
                                                               FAX (215)538-5765


April 3, 1998


Dear Shareholder:

The 1998 Annual Meeting of the Shareholders of QNB Corp. (the "Corporation") will be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, Pennsylvania, on Tuesday, May 5, 1998, at 11:00 a.m. Notice of the Annual Meeting, the Corporation's Proxy Statement, Proxy Card and 1997 Annual Report are enclosed.

At this year's Annual Meeting, you are being asked to 1) elect three (3) Directors and 2) approve and adopt the 1998 Stock Incentive Plan. These proposals are fully described in the accompanying Proxy Statement, which you are urged to read carefully.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ENDORSED THE CANDIDATES FOR ELECTION AND THE STOCK INCENTIVE PLAN. WE RECOMMEND THAT YOU VOTE "FOR" ALL THREE CANDIDATES AND "FOR" THE ADOPTION OF THE STOCK INCENTIVE PLAN.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting in person, please complete, date and sign the enclosed Proxy Card and return it in the envelope provided.

If you have any questions, please contact our Assistant Corporate Secretary, Tara E. Zuck, at (215)538-5715.

Thank you for your cooperation and continuing support.

Sincerely,

/s/ Thomas J. Bisko
----------------------------
Thomas J. Bisko
President and
Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD ON MAY 5, 1998



         Notice is hereby given that the 1998 Annual Meeting of Shareholders of QNB Corp. (the "Corporation") will be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, Pennsylvania 18951, on Tuesday, May 5, 1998 at 11:00 a.m., local time, for the following purposes:

          (1)  To elect three (3) Directors;

          (2)  To approve and adopt the 1998 Stock Incentive Plan; and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the purpose of determining those shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

         All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to mark, date, sign and mail the enclosed proxy in the envelope supplied, as soon as possible. At any time prior to their being voted, proxies are revocable by written notice to the Corporation in accordance with the instructions set forth in the enclosed Proxy Statement or by voting at the meeting in person. If you attend the Annual Meeting, you may withdraw your proxy before it is voted and then vote your shares in person.


By Order of the Board of Directors,

/s/ Charles M. Meredith, III
--------------------------------
Charles M. Meredith, III
Secretary

                                    QNB Corp.
                              10 North Third Street
                                  P.O. Box 9005
                         Quakertown, Pennsylvania 18951
                                  (215)538-5715

                                  ---------------

                                  PROXY STATEMENT


                1998 ANNUAL MEETING OF SHAREHOLDERS - MAY 5, 1998

       This Proxy Statement is being furnished to holders of the Common Stock, par value $1.25 per share (the "Common Stock"), of QNB Corp. (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation (the "Board of Directors") for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at the offices of The Quakertown National Bank (the "Bank"), at 320 West Broad Street, Quakertown, Pennsylvania 18951, on May 5, 1998. (The Annual Meeting and any adjournment(s) or postponement(s) thereof, are referred to hereinafter as the "Annual Meeting.")

       As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than that referred to in the Notice of Annual Meeting attached hereto. As to other business, if any, that may properly come before the Annual Meeting, properly executed proxies in the form enclosed will be voted in accordance with the judgment of the person or persons voting the proxy.

       The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Corporation's Common Stock. In addition to solicitations by mail, directors, officers, and employees of the Corporation and the Bank may solicit proxies personally or by telephone, without additional compensation.

       These proxy materials are first being mailed to shareholders on or about April 3, 1998.


Date, Time and Place of Meeting

       The Annual Meeting will be held on May 5, 1998 at 11:00 a.m., local time, at the offices of the Bank at 320 West Broad Street, Quakertown, Pennsylvania.


Outstanding Securities; Quorum; Voting Rights; and Record Date

       The close of business on March 27, 1998 has been fixed as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the close of business on that date, the Corporation had issued and outstanding 1,431,240 shares of Common Stock.

       Holders of the Common Stock are entitled to one vote for each share of Common Stock held of record on the record date with respect to each matter to be voted on at the Annual Meeting.

       The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting.

Solicitation of Proxies

       Proxies in the form enclosed with this Proxy Statement are being solicited by the Board of Directors.


Voting and Revocability of Proxies

       Shares of Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on such proxies, such shares will be voted FOR the election of the nominees of the Corporation's Board of Directors named below, and FOR the adoption of the proposed 1998 Stock Incentive Plan. It is not anticipated that any matters will be presented at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting. In the event that any other matters are properly presented at the Annual Meeting, proxies will be voted in the discretion of the proxy holders as to such matters.

       A holder of shares of Common Stock who executes and returns a proxy has the power to revoke it at any time before it is exercised by delivering to Mr. Charles M. Meredith, III, Secretary of the Corporation, at the offices of the Corporation, at the address indicated above, either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                       SECURITIES OWNERSHIP OF MANAGEMENT

       The following table sets forth, as of March 25, 1998, the number of shares of Common Stock, par value $1.25 per share, beneficially owned by each current Director and nominee, by each executive officer, and by all Directors, nominees and executive officers of the Corporation and the Bank, as a group. Unless otherwise indicated, shares are directly held. The address for each such person is 320 West Broad Street, Quakertown, Pennsylvania 18951.


                                                      Number of Shares           Percent of
Name of Beneficial Owner                                Owned (1)(2)              Class (3)
------------------------                              ----------------           -----------

Norman L. Baringer, Director                              5,240 (4)                   *

Thomas J. Bisko, Director                                14,004 (5)                   *
   President/Chief Executive Officer

Kenneth F. Brown, Jr., Director                          23,774 (6)                 1.62%

Dennis Helf, Director                                     1,996 (7)                   *

Donald T. Knauss, Director                               57,332 (8)                 3.91%

Bret H. Krevolin, Senior Vice President                   7,429 (9)                   *
   Chief Financial Officer (Bank)
   Chief Accounting Officer (Corp.)

Bryan S. Lebo, Senior Vice President of                   4,931 (10)                  *
   Lending (Bank)

G. Arden Link, Director (Bank)                              800                       *

Charles M. Meredith III, Director                        41,300 (11)                2.82%

Philip D. Miller, Director Emeritus                      33,360                     2.28%

Gary S. Parzych, Director                                 1,550                       *

Henry L. Rosenberger, Director                           10,400 (12)                  *

Mary Ann Smith, Senior Vice President of                  8,720 (13)                  *
   Operations (Bank)

Edgar L. Stauffer, Director                              42,984 (14)                2.93%

Robert C. Werner, Executive Vice President                9,080 (15)                  *
   Chief Operating Officer (Bank)
   Vice President (Corp.)

Existing Directors, Nominees
   & Executive Officers
   as a Group (15 persons)                              262,900                    17.94%

-------------------------

*  Less than 1.00%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 25, 1998. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Includes 34,200 immediately exercisable options.

(3)  Numbers are rounded-off to the nearest one-hundredth percent.

(4) Includes 2,588 shares owned jointly by Mr. Baringer with his wife, Nancy, and 950 shares held in her individual capacity.

(5) Includes 4,747 shares owned jointly by Mr. Bisko with his wife, Barbara; 10 shares held of record by Mr. Bisko's daughter, as to which Mr. Bisko has the sole voting and dispositive power; and 8,000 exercisable options awarded under the Stock Incentive Plan.

(6)  Includes 22,974 shares owned jointly by Mr. Brown with his wife, Pamela.

(7)  Includes 1,196 shares owned jointly by Mr. Helf with his wife, Mary.

(8)  Includes 8,964 shares owned by Mr. Knauss's wife, Ruth.

(9) Includes 399 shares owned jointly by Mr. Krevolin with his wife, Susan and 7,000 exercisable options awarded under the Stock Incentive Plan.

(10) Includes 300 shares owned jointly by Mr. Lebo with his wife, Elaine and 4,600 exercisable options awarded under the Stock Incentive Plan.

(11) Includes 5,184 shares owned jointly by Mr. Meredith with his wife, Elizabeth; 2,396 shares held in her individual capacity; 108 shares held of record in the estate of Ella K. Meredith, Mr. Meredith's mother; and 4,200 shares held of record by Franklin & Meredith, Inc.

(12) Includes 6,300 shares held of record by Rosenberger Cold Storage, Inc., and 3,100 shares owned by Rosenberger Cold Storage, Inc. Profit Sharing Trust.

(13) Includes 812 shares owned jointly by Ms. Smith with her husband, Randall; 208 shares held of record by Ms. Smith's children, as to which Ms. Smith has the sole voting and dispositive power; and 7,000 exercisable options awarded under the Stock Incentive Plan.

(14) Includes 25,296 shares owned jointly by Mr. Stauffer with his wife, Mary Blake; 300 shares held in her individual capacity; and 6,156 shares owned by the Stauffer Profit Sharing Trust.

(15) Includes 1,442 shares owned jointly by Mr. Werner with his wife, Judith, and 7,600 exercisable options awarded under the Stock Incentive Plan.

                       BENEFICIAL OWNERSHIP OF SECURITIES


       On March 25, 1998, 1,431,240 shares of Common Stock, par value $1.25 per share were issued, outstanding and entitled to vote. The following table sets forth the names of persons who, directly or indirectly, are known to the management of the Corporation to be beneficial owners (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended), of at least five percent (5%) of the Corporation's Common Stock outstanding as of March 25, 1998:



Name and Address of                      Number of Shares         Percent of
Beneficial Owner                             Owned (1)              Class (2)
-------------------                      ----------------         ----------
James C. Ebbert                             117,628 (3)              8.22%
303 Edgemont Avenue
Quakertown, PA  18951

------------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 25, 1998. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Numbers are rounded off to the nearest one-hundredth percent.

(3)  Includes 117,628 shares owned jointly by Mr. Ebbert with his wife, Martha.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS


The Board of Directors

       The Articles of Incorporation of the Corporation and the Corporation's By-Laws provide, in summary, that the Board of Directors shall consist of nine members and shall be divided into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. The Directors currently constituting Class I have been nominated for re-election at the Annual Meeting. Directors in Class II and Class III will hold office until the 1999 and 2000 Annual Meetings, respectively.

The Nominees

       At the Annual Meeting, three directors are to be elected. Each director so elected will hold office until the Annual Meeting of Shareholders is held in 2001 and until his successor in office shall be duly qualified and elected.

       To the extent given discretion, the persons named in the accompanying proxy intend to vote to elect each of the nominees listed below. In the event that any nominee should decline to serve or be unable to serve, the persons named as proxies may vote for the election of such person or persons as may be recommended by the Board of Directors. The Board of Directors does not have a Nominating Committee.

       Set forth below, with respect to each nominee for Director, is his name, age, the time period served as a Director, if any, and his principal occupation(s) or employment and business affiliation(s) at present and during the last five years.


Voting Requirements

       The three (3) directors are required to be elected by the affirmative vote of a majority of the outstanding shares. Votes may be cast in favor or withheld for any or all of the nominees.

       Abstentions and broker non-votes will be counted as neither for nor against a nominee, but the shares represented by such abstention or broker non-vote will be considered present at the Annual Meeting for quorum purposes.


                                 RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT EACH OF THESE NOMINEES BE ELECTED AS A DIRECTOR.

NOMINEES FOR THREE YEAR TERM EXPIRING IN 2001 (Class I Directors)

       Gary S. Parzych
       Age 42; President, Eugene T. Parzych, Inc. (construction company), Trumbauersville, PA, from 1980 to present; President, Finland Leasing Company, Inc., from June, 1986 to present; Director, Quakertown Community School Board, from January 1987 to present; a Director since 1995.

       Norman L. Baringer
       Age 67; Retired, Baringer Assoc. Inc. (insurance, real estate brokerage), Quakertown, PA; President, Baringer Assoc. Inc. from 1985 to 1995; a Director since 1992.

       Charles M. Meredith, III
       Age 62; Secretary of the Corporation and the Bank from April, 1994 to present; Co-Owner, Franklin & Meredith Inc., Quakertown, PA; a Director since 1968.

Continuing Directors Serving Until 1999 (Class II Directors)

       Kenneth F. Brown, Jr.
       Age 42; President, McAdoo & Allen, Inc. (manufacturing), Quakertown, PA, from September 1989 to present; Executive Vice President, McAdoo & Allen, Inc., from April 1976 to August 1989; a Director since 1993.

       Henry L. Rosenberger
       Age 52; Chairman/CEO, Rosenberger's Cold Storage, Inc. (refrigerated storage), Hatfield, PA, from 1996 to present; President, Rosenberger's Cold Storage, Inc., from June 1981 to 1996; Chairman/CEO, Rosenberger's Cold Transport, Inc. (refrigerated trucks), from 1996 to present; President, Rosenberger's Cold Transport, Inc., from October 1984 to 1996; President, Dock Woods Community, Inc. (retirement community), January 1988 to present; a Director since 1984.

       Edgar L. Stauffer
       Age 59; Co-Owner, Stauffer Manufacturing Corporation (manufacturer and importer of industrial work gloves and safety equipment), Red Hill, PA, from August 1959 to present; Co-Owner, H. Texier Glove Corporation, Inc., from September 1983 to present; a Director since 1983.

Continuing Directors Serving Until 2000 (Class III Directors)

       Dennis Helf
       Age 51; Private Investment Advisor from 1995 to present; Partner, Grim Biehn Thatcher & Helf, from 1980 to December 1995; Director of the Bank since January 1996; Director of the Corporation since May 1997.

       Donald T. Knauss
       Age 72; Secretary of the Corporation from 1984 to April 1994; Secretary of the Bank from 1968 to April 1994; Retired, E.W. Knauss & Son, Inc. (meat processing), Quakertown, PA; Chairman of the Board, E.W.
       Knauss & Son, Inc. from 1986 to 1996; a Director since 1954.

       Thomas J. Bisko
       Age 50; Chief Executive Officer of the Bank and the Corporation from March 1988 to present; President of the Bank from September 1985 to present; Treasurer of the Corporation from February 1986 to present; President of the Corporation from May 1986 to present; a Director since 1985.


--------------------

       Director's tenures in office, in some instances, refer to service as a Director of the Bank prior to the formation of QNB Corp. as the holding company for the Bank.

             THE BOARDS OF DIRECTORS OF THE CORPORATION AND THE BANK


       Each current director of the Corporation is also a current member of the Bank's Board of Directors. G. Arden Link is a member of the Board of Directors of the Bank only.

       The Board of Directors of the Corporation met 13 times in 1997. The Board of Directors of the Bank met a total of 26 times during such period. All current Directors attended at least 75 percent of the aggregate number of all meetings of the Board(s) of Directors of the Bank and the Corporation, except for Mr. Parzych who attended 74 percent of the meetings, and Mr. Stauffer who attended 71 percent of the meetings.

       Set forth below is information concerning the standing committees of the Board of Directors of the Corporation.

       Executive Committee. The Executive Committee is authorized to exercise all of the authority of the Board of Directors in the management of the Corporation between Board meetings, unless otherwise provided by the By-Laws of the Corporation. The Executive Committee did not meet in 1997. The present members of the Executive Committee are Messrs. Bisko, Knauss, Meredith and Stauffer.

       Compensation Committee. The Compensation Committee's primary function is to review and determine the compensation of present and proposed senior members of management of the Corporation. The Compensation Committee met once in 1997. The present members of the Compensation Committee are Messrs. Knauss, Meredith, Rosenberger, and Stauffer.

       Audit Committee. The Audit Committee shall recommend the engagement and discharge of independent Certified Public Accountants, review their annual audit plan and the results of their auditing activities, and consider the range of audit and non-audit fees. It shall also review the general audit plan, scope and results of the Corporation's procedures for internal auditing. The reports of examination of the Corporation and its subsidiaries by state and federal bank regulatory examiners shall be reviewed by the Audit Committee. The Audit Committee of the Corporation did not meet in 1997. The Bank also has a standing Audit Committee which performs the same functions as the Corporation's Audit Committee. The present members of the Bank's Audit Committee are Messrs. Baringer, Brown, Helf, Knauss, Link, Meredith, Parzych, Rosenberger, and Stauffer. The Audit Committee of the Bank met four times in 1997.

       Directors' Compensation. Each Director of the Corporation is also a member of the Board of Directors of the Bank. The fees paid to Directors were increased from $350 per Board meeting to $400 per Board meeting and from $175 for each committee meeting attended to $200 per committee meeting effective April 8, 1997. Directors are not reimbursed for Board meetings of the Corporation. Members of the Committees of the Board of Directors are not reimbursed for Committee meetings held as part of a scheduled Board meeting. Directors who are salaried officers of the Corporation or the Bank do not receive fees for their services as a director.

                                   PROPOSAL 2
                              TO APPROVE AND ADOPT
                            1998 STOCK INCENTIVE PLAN



       On March 10, 1998, the Board of Directors adopted the Corporation's 1998 Stock Incentive Plan (the "Stock Incentive Plan") and reserved 100,000 shares of Common Stock for issuance under the Stock Incentive Plan. In addition, the Board of Directors recommended the Stock Incentive Plan be submitted to shareholders for their approval and adoption at the 1998 Annual Meeting of Shareholders.

       The purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of the Corporation by providing incentives through participation in the appreciation of capital stock of the Corporation in order to secure, retain and motivate personnel responsible for the operation and management of the Corporation. The Stock Incentive Plan is designed to attract and retain individuals of outstanding ability as employees of the Corporation, to encourage employees to acquire a proprietary interest in the Corporation, to continue their employment with the Corporation and to render superior performance during such employment.

       The principal features of the Stock Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the Stock Incentive Plan, which is appended as Exhibit "A" to this Proxy Statement.

       The Stock Incentive Plan will be deemed effective as of the date the Stock Incentive Plan receives approval by the shareholders, and will continue in effect until all awards under the Stock Incentive Plan either have lapsed, been exercised, satisfied or canceled according to the terms under the Stock Incentive Plan, or until March 10, 2008 (10 years). The shares of stock that may be issued under the Stock Incentive Plan shall not exceed in the aggregate 100,000 shares of the Common Stock, as may be adjusted from time to time due to stock splits, payments of stock dividends or other changes in the structure of the Corporation's capital.

       The Stock Incentive Plan will be administered by a committee consisting of two or more non-employee directors (the "Committee") and, except as otherwise permitted by certain securities laws, who have not, during the year prior to commencing service on the Committee been, nor will, while a member of the Committee, be granted any awards under the Stock Incentive Plan, or any other Stock Incentive Plan of the Corporation that provides for discretionary grants or awards. Persons eligible to receive awards under the Stock Incentive Plan are those key officers and other management employees of the Corporation as determined by the Committee.


Awards

       Awards made under the Stock Incentive Plan may be in the form of: (i) options to purchase stock intended to qualify as incentive stock options under Sections 421 and 422 of the Code (referred to herein as "Qualified Options"); or
(ii) options which do not so qualify (referred to herein as "Non-Qualified Options"). Under the Stock Incentive Plan, awards are exercisable during a participant's lifetime only by the recipient and are not saleable, transferable or assignable by the participant except by will or pursuant to applicable laws of descent and distribution. Generally, awards may be exercised in whole or in part. Funds received by the Corporation from the exercise of any award shall be used for its general corporate purposes. The Committee may permit an acceleration of previously established exercise terms of any award as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate, including, but not limited to, upon a change of control of the Corporation (as defined in the Stock Incentive Plan).

Qualified Options

       Qualified Options may not be awarded under the Stock Incentive Plan more than ten (10) years after the earlier of the date the Stock Incentive Plan is adopted by the Board of Directors or the date on which the Stock Incentive Plan is approved by the shareholders. Qualified Options are only exercisable upon the expiration of six months after the date of the award and may not continue beyond the expiration of ten (10) years beyond the date of the award. The purchase price of the stock subject to any Qualified Option, as determined by the Committee, may not be less than the stock's fair market value (as defined in the Stock Incentive Plan) at the time the option is awarded or less than its par value. If the recipient of a Qualified Option ceases to be employed by the Corporation, or subsidiary thereof, the Committee may permit the recipient to exercise such option during its remaining term for a period of not more than three (3) months. This period may be extended to a 12 month period if such employment cessation was due to the recipient's disability, as defined in the Stock Incentive Plan. If a recipient ceases to be employed by the Corporation, or a subsidiary thereof, due to his or her death, the Committee may permit the recipient's qualified personal representatives or any persons who acquire the options pursuant to his or her will or the laws of descent and distribution, to exercise such option during its remaining term for a period not to exceed 12 months after the recipient's death to the extent that the option was then and remains exercisable.


Non-Qualified Options

       Similar to Qualified Options, Non-Qualified Options are only exercisable upon the expiration of six (6) months after the date of the award and shall not continue beyond the expiration of ten (10) years beyond the date of the award. If a recipient of a Non-Qualified Option ceases to be eligible under the Stock Incentive Plan before the option lapses or before it is fully exercised, the Committee may permit the recipient to exercise the option during its remaining term, to the extent that the option was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee. The purchase price of a share of stock pursuant to a Non-Qualified Option, as determined by the Committee, shall not be less than the stock's fair market value (as defined in the Stock Incentive Plan) at the time such option is awarded.


Federal Tax Consequences

       An employee who receives Qualified Options will not recognize taxable income on the grant or the exercise of the option. If the stock acquired by the exercise of a Qualified Option is held until the later of: (i) two (2) years from the date of the grant; and (ii) one (1) year from the date of exercise, any gain (or loss) recognized on the sale or exchange of the stock will be treated as long-term capital gain (or loss), and the Corporation will not be entitled to any income tax deduction. If stock acquired on exercise of a Qualified Option is sold or exchanged before the expiration of the required holding period, the employee will recognize ordinary income in the year of disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the stock on the date of exercise, or the selling price. In the event of a disqualifying disposition, the Corporation will be entitled to an income tax deduction in the year of such disposition in an amount equal to the amount of ordinary income recognized by the employee.

       An employee who receives a Non-Qualified Option will not recognize taxable income on the grant of the option, however, upon the exercise, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date that the option is exercised over the purchase price paid for the stock. The Corporation will be entitled to an income tax deduction in the year of exercise in an amount equal the amount of income recognized by the employee.

       The foregoing tax discussion is intended as a summary only and the federal income tax consequences to any person who participates in the Stock Incentive Plan and to the Corporation may vary from those described above, depending upon individual actions and circumstances.

       The Board of Directors may amend the Stock Incentive Plan at any time without shareholder approval, subject to the requirements under applicable law.

       The Stock Incentive Plan will terminate upon the earlier of the Board's adoption of a resolution terminating the Stock Incentive Plan or 10 years from the date the Stock incentive Plan is approved and adopted by shareholders of the Corporation.

       The Board of Directors recommends a vote FOR the following resolution which will be presented at the Annual Meeting:

                RESOLVED, that the 1998 Stock Incentive Plan, the text of which is set forth in full and in its entirety in the Proxy Statement for the 1998 Annual Meeting of Shareholders, as Exhibit "A," is hereby approved, adopted, ratified and confirmed by the shareholders of the Corporation.

       The approval and adoption of the Stock Incentive Plan requires the affirmative vote of a majority of all votes cast by all shareholders entitled to vote thereon. Proxies solicited by the Board of Directors will be voted for the foregoing resolution unless shareholders specify to the contrary on their proxies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE 1998 STOCK INCENTIVE PLAN.

                 MANAGEMENT INTERLOCKS AND INSIDER PARTICIPATION


       The Compensation Committee makes recommendations to the Board of Directors concerning general guidelines on compensation of employees and specific recommendations for Mr. Bisko. The membership of the Committee includes only outside directors.


                             EXECUTIVE COMPENSATION


Summary Compensation Table

       Since the formation of the Corporation, none of its executive officers have received any separate compensation from the Corporation. Thomas J. Bisko, Robert C. Werner, and Bret H. Krevolin are the only executive officers of the Corporation that are also executive officers of the Bank. The following information is furnished concerning the chief executive officer and the executive officers of the Corporation or the Bank whose aggregate remuneration from the Bank exceeded $100,000 during the fiscal year ended December 31, 1997:


                                                                           Long Term
                                                                           Compensa-          All Other
                                              Salary        Bonus          tion/Option       Compensa-
Name                            Year           ($)           ($)               (#)            tion ($)
----                            ----          ------        -----          -----------       -----------

Thomas J. Bisko                 1997         $176,576       $17,658        1600 Shares       $20,868  (1)
President and                   1996         $171,600       $ 1,716        1600 Shares       $19,847  (1)
Chief Executive Officer         1995         $165,000          n/a         1600 Shares       $19,727  (1)

Robert C. Werner                1997         $113,027       $11,302        1600 Shares        $9,129  (2)
Executive Vice President        1996         $108,160       $ 1,081        1600 Shares        $8,653  (2)
Chief Operating Officer         1995         $104,000          n/a         1500 Shares        $8,320  (2)

Bryan S. Lebo                   1997         $ 91,936       $ 9,194        1600 Shares        $7,425  (3)
Senior Vice President           1996         $ 88,400       $   884        1600 Shares        $7,072  (3)
Of Lending                      1995         $ 85,000          n/a         1400 Shares        $5,476  (3)

--------------------

(1) Includes the Bank's contributions to the 401(k) and Money Purchase Pension Plans of $12,800, $12,000 and $12,000 for Mr. Bisko for 1997, 1996, and
     1995, respectively.

(2) Includes the Bank's contributions to the 401(k) and Money Purchase Pension Plans of $9,129, $8,653 and $8,320 for Mr. Werner for 1997, 1996, and 1995,
     respectively.

(3) Includes the Bank's contributions to the 401(k) and Money Purchase Pension Plans of $7,425, $7,072 and $5,476 for Mr. Lebo for 1997, 1996, and 1995,
     respectively.

Stock Option Grants for 1997

       The following table reflects grants of stock options to Mr. Bisko, Mr. Werner, and Mr. Lebo for fiscal 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                                                                                  Potential
                                              % of Total                                      Realizable Value
                                               Options                                           At Assumed
                                              Granted To      Exercise                        Annual Rates of
                                 Options      Employees        Or Base                       Stock Appreciation
                                 Granted      In Fiscal         Price      Expiration       For Option Term (1)
Name                               (#)           Year         ($/Share)       Date              5%           10%
----                             -------      ---------       ---------    ----------         -------      ------
Thomas J. Bisko                    1600          13.3%          $34.00      02/10/2003        $15,040      $33,216
  President
  Chief Executive Officer

Robert C. Werner                   1600          13.3%          $34.00      02/10/2003        $15,040      $33,216
  Executive Vice President
  Chief Operating Officer

Bryan S. Lebo                      1600          13.3%          $34.00      02/10/2003        $15,040      $33,216
  Senior Vice President
  Of Lending

-------------------

(1) In order to realize the potential value of the stock options, the Corporation's common stock would be approximately $43.40 and $54.76 at a 5% and 10% appreciation rate, respectively.


Aggregate Option Exercises and Option Values

       The following table provides information as to stock options exercised by Mr. Bisko, Mr. Werner and Mr. Lebo in 1997 and the value of stock options held by each officer at year-end 1997 measured in terms of the $33.00 closing price (average of the bid and asked price) of the Corporation's Common Stock on December 31, 1997. All stock options are immediately exercisable.

              AGGREGATE STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END STOCK OPTION VALUES



                                                                                               Value of
                                                                            Number of         Unexercised
                                        Shares            Aggregate        Unexercised       In-the-Money
                                      Acquired On           Value          Options at         Options at
Name                                 Exercise (#)         Realized          12/31/97           12/31/97
----                                 ------------         ---------         ----------        -----------
Thomas J. Bisko                          1600              $24,600            6,400            $48,000

Robert C. Werner                          800              $12,300            6,000            $43,750

Bryan S. Lebo                             n/a                n/a              3,000             $6,500


Employment Agreements

       On September 2, 1986, the Corporation and Mr. Bisko entered into an employment agreement for a term commencing on September 1, 1986 and terminating on December 31, 2013; provided however, that such employment agreement may be terminated by either party upon five years' prior written notice. Under the terms of the employment agreement, Mr. Bisko is to be employed as the President of the Bank and to render services consistent therewith as may be reasonably required of him from time to time by the Board of Directors. Mr. Bisko may be discharged at any time for just and proper cause, except that, following a change of control of the Corporation (which is defined as any one person or group obtaining voting control of 25% or more of the outstanding Common Stock of the Corporation), Mr. Bisko's employment may only be terminated if he materially breaches his obligations under his employment agreement, fails or refused to comply with the proper and reasonable written policies of the Board of Directors, or is convicted of a felony. If Mr. Bisko's employment is terminated for reasons other than, among others, discharge for cause, a change in control of the Corporation, or death or disability, Mr. Bisko is entitled to receive a lump sum severance payment equal to five times his then current base salary. If Mr. Bisko were terminated at minimum base salary of $180,284 as of January 1, 1998, he would be entitled to receive a maximum lump sum payment equal to $901,420. Such a provision may be deemed to be "anti-takeover" in nature inasmuch as it may discourage a potential acquirer who would desire to replace Mr. Bisko with a new president. In the event of Mr. Bisko's death or disability, the Corporation shall pay either to Mr. Bisko, his estate, or his designated beneficiary, an amount equal to his then current base salary in equal monthly installments, which amounts may be reduced based upon the receipt of any life or disability insurance proceeds from policies maintained by and at the expense of the Corporation.


Board Compensation Committee Report on Executive Compensation

       The Board of Directors of the Corporation is responsible for the governance of the Corporation and its subsidiary. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and its subsidiary. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission.

       The fundamental philosophy of the Corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a Compensation Committee comprised of four outside directors who are listed below. The objective of the Committee is to establish a fair compensation policy to govern all employee's salaries to attract and motivate competent, dedicated and ambitious managers whose efforts will enhance the products and services of the Corporation, the results of which will be improved profitability, increased dividends to our shareholders and subsequent appreciation in the market value of our shares. While general guidelines are provided for all employees, the Compensation Committee makes specific recommendations for Mr. Bisko.

       Mr. Bisko's compensation is reviewed and approved annually by the Board of Directors. As a guideline for review in determining Mr. Bisko's base salary, the committee primarily uses information provided by the Larry Webber survey of Pennsylvania financial institutions operating within the Corporation's general market area. The Compensation Committee focuses on the survey data for financial institutions ranging from $200 million to $299 million operating in Southeastern Pennsylvania. This survey includes however, banks with assets of $25 million to $5 billion and is different than the peer group utilized for the performance charts. The peer group on the performance chart includes 141 bank holding companies and banks listed on NASDAQ operating in the Mid-Atlantic market. Pennsylvania peer group banks have been utilized because of common industry issues and competition for the same executive talent group.

CEO Compensation

       Mr. Bisko's base salary is $180,284 for 1998, subject to an annual review and adjustment, based upon the Social Security cost of living increase. Mr. Bisko's base pay is to be determined annually by the Compensation Committee. In addition, Mr. Bisko has a five-year compensation agreement whereby he is eligible to receive a cash bonus equivalent to 10.0% of his salary each year over the five-year term of the agreement provided certain financial goals are achieved. The goals are based on the Corporation increasing its earnings per share by a compounded 10.0% per year. The earnings per share growth amounts are based on levels achieved in 1996, the base year of the plan. In addition to the annual bonus, Mr. Bisko is also eligible to receive in the fifth year of the plan an additional 10.0% bonus for every year that corporate goals were met over the term of the agreement, provided the fifth year target is met. Mr. Bisko shall also be reimbursed for all reasonable and necessary expenses related to his duties.

       The Bank provides Mr. Bisko, for the benefit of his named beneficiary, with a Salary Continuation Agreement (the "Agreement"). In the event of Mr. Bisko's death, the Agreement provides his beneficiary with monthly income for 180 consecutive months. The Agreement is enforced only while Mr. Bisko remains employed by the Bank. If Mr. Bisko's employment is terminated for any reason other than death, all rights under the Agreement will be terminated. The benefits are funded through an insurance policy with the cost limited to the annual premium on the policy.

       The Bank provides Mr. Bisko with a membership in a country club. Mr. Bisko is reimbursed for the cost of all meals at the club which are related to business. Mr. Bisko is not reimbursed for personal meals at the country club.

The Compensation Committee

Mr. Donald Knauss
Mr. Charles Meredith, III
Mr. Henry Rosenberger
Mr. Edgar Stauffer

                              STOCK INCENTIVE PLAN

       The Corporation maintains the 1988 Stock Incentive Plan (the "Plan"). The Plan is administered by the Compensation Committee (the "Committee") of the Corporation's Board of Directors, which consists of three or more persons to be selected by the Board of Directors. The Committee determines, among other things, the employees to whom awards are granted, the type of awards, the amount, size, timing and terms of such awards.

       Participation in the Plan is limited to those full-time officers and other key executive employees of the Corporation or Bank who are in positions in which their decisions, actions, and counsel have a significant impact upon the profitability and success of the Corporation. Directors of the Corporation who are not otherwise full-time officers or employees of the Corporation are not eligible to participate in the Plan. Subject to certain antidilution provisions, at present no more than 82,000 shares of Common Stock may be issued under the Plan. At present, an aggregate of 12,194 shares of Common Stock have been issued pursuant to options granted under the Plan. The 1988 Stock Incentive Plan expired on February 23, 1998. No additional shares may be granted under this Plan.

                          EMPLOYEE STOCK PURCHASE PLAN

       At the Corporation's 1996 Annual Meeting, the shareholders approved the Employee Stock Purchase Plan (the "Plan"). The Plan offers eligible employees an opportunity to purchase, from the Corporation, shares of Common Stock at a 5 percent discount from fair market value (as defined in the plan). The Plan authorizes the issuance of 25,000 shares. The initial offering period of the Plan commenced on December 1, 1996. As of March 25, 1998, 1,154 shares were issued under the Plan.

                             STOCK PERFORMANCE GRAPH

       Set forth below is a performance graph comparing the yearly cumulative total shareholder return on the Corporation's Common Stock with (a) the yearly cumulative total shareholder return on stocks included in the NASDAQ market index, a broad market index, and (b) the yearly cumulative total shareholder return on the Media General Mid-Atlantic Bank Group, a group encompassing virtually all publicly traded banking companies in New York, New Jersey, Pennsylvania, Delaware, Maryland, and the District of Columbia (141 companies). All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.



           Comparison of Five Year Cumulative Total Shareholder Return
               QNB Corp., Mid-Atlantic Banks & NASDAQ Market Index

                                   [GRAPHIC]

          In the printed version of the document, a line graph appears which depicts the following plot points:

                                                  Period Ending
                         ---------------------------------------------------------------
                         12/31/92   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
                         --------   --------   --------   --------   --------   --------
QNB Corporation           100.00     114.80     129.39     184.42     216.60     225.26
NASDAQ-Total US           100.00     114.80     112.21     158.70     195.19     239.53
Mid-Atlantic Bank Index   100.00     116.30     113.06     180.94     259.66     369.03

                      EXECUTIVE OFFICERS OF THE REGISTRANT

       The following list sets forth the names of the executive officers of the Corporation, and other significant employees, their respective ages, positions held, recent business experience with the Corporation and the Bank, and the period they have served in their respective capacities.


Thomas J. Bisko
Age 50; Chief Executive Officer of the Bank and the Corporation from March 1988 to present; President of the Bank from September 1985 to present; President of the Corporation from May 1986 to present; Treasurer of the Corporation from February 1986 to present.

Robert C. Werner
Age 40; Executive Vice President/Chief Operating Officer of the Bank from January 1994 to present; Senior Vice President/Chief Financial Officer of the Bank from January 1989 to December 1993; Vice President of the Corporation from October 1988 to present.

Bret H. Krevolin
Age 35; Senior Vice President/Chief Financial Officer of the Bank from January 1995 to present; Chief Accounting Officer of the Corporation from January 1992 to present; Vice President/Controller of the Bank from August 1989 to December 1994.

Bryan S. Lebo
Age 41; Senior Vice President of Lending from January 1995 to present; Executive Vice President of Lehigh Valley Bank from 1992 to 1994; Administrative Vice President of Lehigh Valley Bank from 1990 to 1992; Vice President of Lehigh Valley Bank from 1987 to 1990.

Mary Ann Smith
Age 44; Senior Vice President/Operations of the Bank from January 1995 to present; Vice President of Operations of the Bank from January 1988 to December 1994.



              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

       Certain of the directors and executive officers of the Corporation and/or their affiliates have loans outstanding from the Bank. All such loans were made in the ordinary course of the Bank's business; were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transaction with unrelated persons; and, in the opinion of management, do not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 1997, there were $6,734,000 in loans outstanding to directors, principal officers, and their affiliates.

                      NOMINATIONS AND SHAREHOLDER PROPOSALS

       Nominations for election to the Board of Directors may be made by any shareholder if made in writing and delivered or mailed to the President of the Corporation, not less than fourteen (14) days or more than fifty (50) days prior to any meeting of shareholders called for the election of Directors, provided however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh (7th) day following the day on which the notice of the meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of Common Stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of Common Stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance with these provisions may be disregarded by the Chairman of the Annual Meeting.

       Any Shareholder Proposal for the 1998 Annual Meeting must be submitted, in writing, to the Secretary of the Corporation in accordance with the proxy rules of the Securities and Exchange Commission prior to December 4, 1998. Any Shareholder Proposal not submitted in accordance with the foregoing may be disregarded by the Chairman of the Annual Meeting.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who own more than ten percent of the Corporation's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent owners are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

       To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation during fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.


                                  OTHER MATTERS

       Management is not aware of any business to come before the Annual Meeting other than those matters described above in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies hereby solicited will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

       If there are not sufficient votes for approval of any of the matters to be acted upon at the Annual Meeting, the Annual Meeting may be adjourned to permit the further solicitation of proxies.


By order of the Board of Directors,


/s/ Charles M. Meredith, III
----------------------------
Charles M. Meredith, III
Secretary

Quakertown, Pennsylvania
April 3, 1998

                                    Exhibit A


                                    QNB CORP.
                            1998 STOCK INCENTIVE PLAN

1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to advance the development, growth and financial condition of QNB Corp. (the "Corporation") and each subsidiary thereof, as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), by providing incentives through participation in the appreciation of the common stock of the Corporation to secure, retain and motivate personnel who may be responsible for the operation and for management of the affairs of the Corporation and any subsidiary now or hereafter existing ("Subsidiary").

2. Term. The Plan shall become effective as of the date it is adopted by the Corporation's Board of Directors (the "Board"), and shall be presented for approval at the next meeting of the Corporation's shareholders. Any and all options and rights awarded under the Plan (the "Awards") before it is approved by the Corporation's shareholders shall be conditioned upon, and may not be exercised before, receipt of shareholder approval, and shall lapse upon failure to receive such approval. Unless previously terminated by the Board, the Plan shall terminate on, and no options shall be granted after the tenth anniversary of the effective date of the Plan.

3. Stock. Shares of the Corporation's common stock, par value $1.25 per share (the "Stock"), that may be issued under the Plan shall not exceed, in the aggregate, 100,000 shares, as may be adjusted pursuant to Section 16 hereof. Shares may be either authorized and unissued shares, or authorized shares, issued by and subsequently reacquired by the Corporation as treasury stock. Under no circumstances shall any fractional shares be awarded under the Plan. Except as may be otherwise provided in the Plan, any Stock subject to an Award that, for any reason, lapses or terminates prior to exercise, shall again become available for grant under the Plan. While the Plan is in effect, the Corporation shall reserve and keep available the number of shares of Stock needed to satisfy the requirements of the Plan. The Corporation shall apply for any requisite governmental authority to issue shares under the Plan. The Corporation's failure to obtain any such governmental authority, deemed necessary by the Corporation's legal counsel for the lawful issuance and sale of Stock under the Plan, shall relieve the Corporation of any duty, or liability for the failure to issue or sell the Stock.

4. Administration. The ability to control and manage the operation and administration of the Plan shall be vested in the Board or in a committee of two or more members of the Board, selected by the Board (the "Committee"). The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make any and all determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by the Committee under the Plan is final and binding.

         The Committee shall be responsible and shall have full, absolute and final power of authority to determine what, to whom, when and under what facts and circumstances Awards shall be made, and the form, number, terms, conditions and duration thereof, including but not limited to when exercisable, the number of shares of Stock subject thereto, and the stock option exercise prices. The Committee shall make all other determinations and decisions, take all actions and do all things necessary or appropriate in and for the administration of the Plan. No member of the Committee or of the Board shall be liable for any decision, determination or action made or taken in good faith by such person under or with respect to the Plan or its administration.

5. Awards. Awards may be made under the Plan in the form of: (a) "Qualified Options" to purchase Stock, which are intended to qualify for certain tax treatment as incentive stock options under Sections 421 and 422 of the Code, or (b) "Non-Qualified Options" to purchase Stock, which are not intended to qualify under Sections 421 through 424 of the Code. More than one Award may be granted to an eligible person, and the grant of any Award shall not prohibit the grant of another Award, either to the same person or otherwise, or impose any obligation to exercise on the participant. All Awards and the terms and conditions thereof shall be set forth in written agreements, in such form and content as approved by the Committee from time to time, and shall be subject to the provisions of the Plan whether or not contained in such agreements. Multiple Awards for a particular person may be set forth in a single written agreement or in multiple agreements, as determined by the Committee, but in all cases each agreement for one or more Awards shall identify each of the Awards thereby represented as a Qualified Option or Non-Qualified Option, as the case may be.

6. Eligibility. Persons eligible to receive Awards shall be those key officers and other employees of the Corporation and each Subsidiary, as determined by the Committee. A person's eligibility to receive an Award shall not confer upon him or her any right to receive an Award. Except as otherwise provided, a person's eligibility to receive, or actual receipt of an Award under the Plan shall not limit or affect his or her benefits under or eligibility to participate in any other incentive or benefit plan or program of the Corporation or of its affiliates.

7. Qualified Options. In addition to other applicable provisions of the Plan, all Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

         (a) No Qualified Option shall be awarded more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's shareholders, whichever is earlier;

         (b) The time period during which any Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date the Qualified Option is awarded;

         (c) If a participant, who was awarded a Qualified Option, ceases to be employed by the Corporation or any Subsidiary for any reason other than his or her death, the Committee may permit the participant thereafter to exercise the option during its remaining term for a period of not more than three (3) months after cessation of employment to the extent that the Qualified Option was then and remains exercisable, unless such employment cessation was due to the participant's disability, as defined in Section 22(e)(3) of the Code, in which case the three (3) month period shall be twelve (12) months; if the participant dies while employed by the Corporation or a Subsidiary, the Committee may permit the participant's qualified personal representatives, or any persons who acquire the Qualified Option pursuant to his or her Will or laws of descent and distribution, to exercise the Qualified Option during its remaining term for a period of not more than twelve
                  (12) months after the participant's death to the extent that the Qualified Option was then and remains exercisable; the Committee may impose terms and conditions upon and for the exercise of a Qualified Option after the cessation of the participant's employment or his or her death;

         (d) The purchase price of Stock subject to any Qualified Option shall not be less than the Stock's fair market value at the time the Qualified Option is awarded or less than the Stock's par value; and

         (e) Qualified Options may not be sold, transferred or assigned by the participant except by will or the laws of descent and distribution.

8. Non-Qualified Options. In addition to other applicable provisions of the Plan, all Non-Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

         (a) The time period during which any Non-Qualified Option is exercisable shall not commence before the expiration of six
                  (6) months or continue beyond the expiration of ten (10) years after the date the Non-Qualified Option is awarded;

         (b) If a participant, who was awarded a Non-Qualified Option, ceases to be eligible under the Plan, before lapse or full exercise of the option, the Committee may permit the participant to exercise the option during its remaining term, to the extent that the option was then and remains exercisable, or for such time period and under such terms and conditions as may be prescribed by the Committee;

         (c) The purchase price of a share of Stock subject to any Non-Qualified Option shall not be less than the Stock's par value; and

         (d) Except as otherwise provided by the Committee, Non-Qualified Stock Options granted under the Plan are not transferable except as designated by the participant by will and the laws of descent and distribution.

9. Exercise. Except as otherwise provided in the Plan, Awards may be exercised in whole or in part by giving written notice thereof to the Secretary of the Corporation, or his or her designee, identifying the Award to be exercised, the number of shares of Stock with respect thereto, and other information pertinent to exercise of the Award. The purchase price of the shares of Stock with respect to which an Award is exercised shall be paid with the written notice of exercise, either in cash or in securities of the corporation, including securities issuable hereunder, at its then current fair market value, or in any combination thereof, as the Committee shall determine. Funds received by the Corporation from the exercise of any Award shall be used for its general corporate purposes.

         The Committee may permit an acceleration of previously established exercise terms of any Awards as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate. In addition:

         (a) if the Corporation or its shareholders execute an agreement to dispose of all or substantially all of the Corporation's assets or stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation's shareholders, immediately before the transaction, will not own at least fifty percent (50%) of the total combined voting power of all classes of voting stock of the surviving entity (be it the Corporation or otherwise) immediately after the consummation of the transaction, then any and all outstanding Awards shall immediately become and remain exercisable or, if the transaction is not consummated, until the agreement relating to the transaction expires or is terminate, in which case, all Awards shall be treated as if the agreement was never executed;

         (b) if there is an actual, attempted, or threatened change in the ownership of at least twenty-five percent (25%) of all classes of voting stock of the Corporation through the acquisition of, or an offer to acquire such percentage of the Corporation's voting stock by any person or entity, or persons or entities acting in concert or as a group, and the acquisition or offer has not been duly approved by the Board; or

         (c) if during any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, (unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) thereupon any and all Awards immediately shall become and remain exercisable.

10. Withholding. When a participant exercises a stock option awarded under the Plan, the Corporation, in its discretion and as required by law, may require the participant to remit to the Corporation an amount sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements prior to the delivery of any certificates for shares of Stock, at the Committee's discretion remittance may be made in cash, shares already held by the participant or by the withholding by the Corporation of sufficient shares issuable pursuant to the option to satisfy the participant's withholding obligation.

11. Value. Where used in the Plan, the "fair market value" of Stock or any options or rights with respect thereto, including Awards, shall mean and be determined by (a) the bid price on the principal established domestic securities exchange on which listed, and if not listed, then
         (b) the dealer "bid" price thereof on the New York over-the-counter market, as reported by the National Association of Securities Dealers, Inc., in either case as of the specified or otherwise required or relevant time, or if not traded as of such specified, required or relevant time, then based upon such reported sales or "bid" price before and/or after such time in accordance with pertinent provisions of and principles under the Code and the regulations promulgated thereunder.

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

12. Amendment. To the extent permitted by applicable law, the Board may amend, suspend, or terminate the plan at any time. The amendment or termination of this Plan shall not, without the consent of the participants, alter or impair any rights or obligations under any Award previously granted hereunder.

         From time to time, the Committee may rescind, revise and add to any of the terms, conditions and provisions of the Plan or of an Award as necessary or appropriate to have the Plan and any Awards thereunder be or remain qualified and in compliance with all applicable laws, rules and regulations, and the committee may delete, omit or waive any of the terms and conditions or provisions that are no longer required by reason of changes of applicable laws, rules or regulations, but not limited to, the provisions of Sections 421 and 422 of the Code, Section 16 of the Securities Exchange Act of 1934, as amended, (the "1934 Act") and the rules and regulations promulgated by the Securities and Exchange Commission. Without limiting the generality of the preceding sentence, each Qualified Option shall be subject to such other and additional terms, conditions and provisions as the Committee may deem necessary or appropriate in order to qualify as a Qualified Option under Section 422 of the Code, including, but not limited to, the following provisions:

         (a) At the time a Qualified Option is awarded, the aggregate fair market value of the Stock subject thereto and of any Stock of other capital stock with respect to which incentive stock options qualifying under Sections 421 and 422 of the Code are exercisable for the first time by the participant during any calendar year under the Plan and any other plans of the Corporation or its affiliates, shall not exceed $100,000.00; and

         (b) No Qualified Option shall be awarded to any person if, at the time of the Award, the person owns shares of the stock of the Corporation possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its affiliates, unless, a the time the Qualified Option is awarded, the exercise price of the Qualified Option is at least one hundred and ten percent (110%) of the fair market value of the Stock on the date of grant and the option, by its terms, is not exercisable after the expiration of five (5) years from the date it is awarded.

13. Continued Employment. Nothing in the Plan or any Award shall confer upon any participant or other persons any right to continue in the employ of, or maintain any particular relationship with, the Corporation or its affiliates, or limit or affect any rights, powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate the participant. However, the Committee may require, as a condition of making and/or exercising any Award, that a participant agree to, and in fact provide services, either as an employee or in another capacity, to or for the Corporation or any Subsidiary for such time period as the Committee may prescribe. The immediately preceding sentence shall not apply to any Qualified Option, to the extent such application would result in disqualification of the option under Sections 421 and 422 of the Code.

14. General Restrictions. If the Committee or Board determines that it is necessary or desirable to: (a) list, register or qualify the stock subject to the Award, or the Award itself, upon any securities exchange or under any federal or state securities or other laws, (b) obtain the approval of any governmental authority, or (c) enter into an agreement with the participant with respect to disposition of any Stock (including, without limitation, an agreement that, at the time of the participant's exercise of the Award, any Stock thereby acquired is and will be acquired solely for investment purposes and without any intention to sell or distribute the Stock), then such Award shall not be consummated in whole or in part unless the listing, registration, qualification, approval or agreement, as the case may be, shall have been appropriately effected or obtained to the satisfaction of the Committee and legal counsel for the Corporation.

15. Rights. Except as otherwise provided in the Plan, participants shall have no rights as a holder of the Stock unless and until one or more certificates for the shares of Stock are issued and delivered to the participant.

16. Adjustments. In the event that the shares of common stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of common stock or other securities of the Corporation or of other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of common stock shall be increased through the payment of a stock dividend, stock split or similar transaction, then, there shall be substituted for or added to each share of common stock of the Corporation that was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of common stock or other securities into which each outstanding share of the common stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such shares shall be entitled, as the case may be. Each outstanding Award shall be appropriately amended as to price and other terms, as may be necessary to reflect foregoing events.

         If there shall be any other change in the number or kind of the outstanding shares of the common stock of the Corporation, or of any common stock or other securities in which such common stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award that was theretofore granted or that may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

         The grant of an Award under the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

         Fractional shares resulting from any adjustment in Awards pursuant to this Section 16 may be settled as a majority of the disinterested members of the Board of Directors or of the Committee, as the case may be, shall determine.

         To the extent that the foregoing adjustments relate to common stock or securities of the Corporation, such adjustments shall be made by a majority of the members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Award that is so adjusted.

17. Forfeiture. Notwithstanding anything to the contrary in this Plan, if the Committee finds, after full consideration of the facts presented on behalf of the Corporation and the involved participant, that he or she has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her employment by the Corporation or by any Subsidiary and such action has damaged the Corporation or the Subsidiary, as the case may be, or that the participant has disclosed trade secrets of the Corporation or its affiliates, the participant shall forfeit all rights under and to all unexercised Awards, and under and to all exercised Awards under which the Corporation has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Awards and rights shall be automatically canceled. The decision of the Committee as to the cause of the participant's discharge from employment with the Corporation or any Subsidiary and the damage thereby suffered shall be final for purposes of the Plan, but shall not affect the finality of the participant's discharge by the Corporation or Subsidiary for any other purposes. The preceding provisions of this paragraph shall not apply to any Qualified Option to the extent such application would result in disqualification of the option as an incentive stock option under Sections 421 and 422 of the Code.

18. Indemnification. In and with respect to the administration of the Plan, the Corporation shall indemnify each member of the Committee and/or of the Board, each of whom shall be entitled, without further action on his or her part, to indemnification from the Corporation for all damages, losses, judgments, settlement amounts, punitive damages, excise taxes, fines, penalties, costs and expenses (including without limitation attorneys' fees and disbursements) incurred by the member in connection with any threatened, pending or completed action, suit or other proceedings of any nature, whether civil, administrative, investigative or criminal, whether formal or informal, and whether by or in the right or name of the Corporation, any class of its security holders, or otherwise, by reason of his or her being or having been a member of the Committee and/or of the Board, whether or not he or she continues to be a member of the Committee or of the Board. The provisions, protection and benefits of this Section shall apply and exist to the fullest extent permitted by applicable law to and for the benefit of all present and future members of the Committee and/or of the Board and their respective heirs, personal and legal representatives, successors and assigns, in addition to all other rights that they may have as a matter of law, by contract, or otherwise, except (a) to the extent there is entitlement to insurance proceeds under insurance coverage provided by the Corporation on account of the same matter or proceeding for which indemnification hereunder is claimed, or (b) to the extent there is entitlement to indemnification from the Corporation, other than under this Section, on account of the same matter or proceeding for which indemnification hereunder is claimed.

19. Miscellaneous. (a) Any reference contained in this Plan to particular section or provision of law, rule or regulation, including but not limited to the Code and the 1934 Act, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Section 16 and the rules and regulations promulgated thereunder, or any successor rules and regulations that may be promulgated by the Securities and Exchange Commission, and to the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Committee.

         (b) Where used in this Plan: the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and the term "affiliates" shall mean each and every Subsidiary and any parent of the Corporation.

         (c) The captions of the numbered Sections contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

         IN WITNESS WHEREOF, the Corporation has caused the Plan to be duly executed by its officers as of the 10th day of March, 1998.



(SEAL)

                                                  /s/ Charles M. Meredith, III
                                                  ----------------------------
                                                      Charles M. Meredith, III
                                                              Secretary

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